Exhibit 99.2
Contact:
Shelley Boxer, V.P. Finance
MSC Industrial Direct Co., Inc.
(516) 812-1216

Investors/Media: Eric Boyriven/Alexandra Tramont
FD
(212) 850-5600

For Immediate Release

MSC INDUSTRIAL DIRECT CO., INC. PROMOTES DOUGLAS JONES TO
EXECUTIVE VICE PRESIDENT, GLOBAL SUPPLY CHAIN OPERATIONS

Melville, NY, October 20, 2009 - MSC INDUSTRIAL DIRECT CO., INC. (NYSE: MSM), “MSC” or the “Company,” one of the premier distributors of Metalworking and Maintenance, Repair and Operation (“MRO”) supplies to industrial customers throughout the United States, today announced that Douglas Jones has been promoted to the position of Executive Vice President, Global Supply Chain Operations.

In his new role, Mr. Jones will be taking on overall responsibility for Product Management and Global sourcing, in addition to his current responsibilities for Distribution Operations, Logistics, Engineering, Facilities, and Purchasing. He will report to Erik Gershwind, Executive Vice President and Chief Operating Officer.

Mr. Jones, age 45, has served in his current role as MSC’s Senior Vice President, Supply Chain Management since April 2008. Previously, he was the Senior Vice President of Logistics from December 2005. Mr. Jones joined the Company in July 2001, as Vice President of Fulfillment. Prior to joining MSC, he served as Vice President, Distribution Operations for the Central Region of the United States, at Fisher Scientific from 1998 to 2001. Prior to his role at Fisher Scientific, Mr. Jones was part of the Management Team at McMaster-Carr Supply Company, based in Chicago. During his ten year tenure with McMaster-Carr, Mr. Jones held various managerial positions of increasing responsibility in Fulfillment, Finance, Purchasing and Inventory Management.

David Sandler, MSC’s President and Chief Executive Officer, commented, “Doug has extensive experience in supply chain management, logistics and distribution and has played a critical part in ensuring and improving the efficiency of MSC’s operations over the last eight years.  Aligning our entire supply chain under Doug will help us improve our profitability and market share gains, while building upon our strong relations with our supplier community. We look forward to his continuing contributions in his new role.”

Mr. Jones graduated cum laude with a BSBA degree in Accounting and a MS from The Ohio State University, and received a Masters in Management degree in Operations Management and Business Strategy from the Kellogg School of Management, Northwestern University.

Mr. Jones lives on Long Island with his wife and two children.

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MSC INDUSTRIAL DIRECT CO., INC. PROMOTES DOUGLAS JONES TO	PAGE 2
EXECUTIVE VICE PRESIDENT, GLOBAL SUPPLY CHAIN OPERATIONS

About MSC Industrial Direct Co., Inc.
MSC Industrial Direct Co., Inc. is one of the premier distributors of MRO supplies to industrial customers throughout the United States. MSC distributes approximately 590,000 industrial products from approximately 3,000 suppliers to approximately 350,000 customers. In-stock availability is approximately 99%, with next day standard delivery to the contiguous United States on qualifying orders up until 8:00 p.m. Eastern Time. MSC reaches its customers through a combination of approximately 27 million direct-mail catalogs and CD-ROMs, 96 branch sales offices, 927 sales people, the Internet and associations with some of the world's most prominent B2B e-commerce portals. For more information, visit the Company's website at http://www.mscdirect.com.

CAUTIONARY STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. Statements in this Press Release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained herein which are not statements of historical facts and that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future, including statements about future expected net sales and diluted earnings per share, shall be deemed to be forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events, actual results and performance, financial and otherwise, could differ materially from those set forth in or contemplated by the forward-looking statements herein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this release does not constitute an admission by MSC or any other person that the events or circumstances described in such statement are material. Factors that could cause actual results to differ materially from those in forward-looking statements include, without limitation, current economic, political and social conditions, changing customer and product mixes, financial restrictions on outstanding borrowings, industry consolidation, competition, general economic conditions in the markets in which the Company operates, volatility in commodity and energy prices, credit risk of our customers, risk of cancellation or rescheduling of orders, work stoppages or other business interruptions (including those due to extreme weather conditions) at transportation centers or shipping ports, the risk of war, terrorism and similar hostilities, dependence on the Company’s information systems and on key personnel, and the outcome of potential government or regulatory proceedings or future litigation relating to pending or future claims, inquiries or audits.  Additional information concerning these and other risks is described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company's reports on Forms 10-K, 10-Q and 8-K that the Company files with the U.S. Securities and Exchange Commission.  The forward-looking statements in this press release are based on current expectations and the Company assumes no obligation to update these forward-looking statements.

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